As filed with the Securities and Exchange Commission on  January 22, 2010
Registration Statement No. 333-163143

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 BOOTS & COOTS, INC.*
(Exact name of registrant as specified in its charter)

Delaware	11-2908692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7908 N. Sam Houston Parkway W., 5th  Floor
Houston, Texas 77064
(281) 931-8884
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Brian Keith
Corporate Secretary and General Counsel
7908 N. Sam Houston Parkway W., 5th  Floor
Houston, Texas 77064
(281) 931-8884
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:
William T. Heller IV
Thompson & Knight LLP
333 Clay St., Suite 3300
Houston, Texas 77002
(713) 654-8111

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2  of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.00001 par value per share (3)
Preferred Stock, $0.00001 par value per share
Depositary Shares (4)
Warrants
Debt Securities
Guarantees of Non-Convertible Debt Securities (5)
Units
Total			$250,000,000	$13,950 (6)

(1)
There is being registered hereunder such indeterminate number or amount of common stock, preferred stock, depositary shares, warrants, debt securities and units as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including, pursuant to Rule 416 to the Securities Act of 1933, as amended, such additional number of shares of the registrant’s common stock that may become issuable as a result of any stock split, stock dividend or similar event.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder.

(3)
This Registration Statement also covers an equal number of preferred share purchase rights pursuant to our stockholder rights plan, which rights will be transferable only with related shares of common stock.

(4)	Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)
Subsidiaries of Boots & Coots, Inc. named as co-registrants may fully, irrevocably and unconditionally guarantee on an unsecured basis the non-convertible debt securities of Boots & Coots, Inc. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.

(6)	A registration fee of $13,950 was paid in connection with the initial filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	I.R.S. EMPLOYEE IDENTIFICATION NO.
Boots & Coots Services, L.L.C.	Texas	3533	76-0475739
Boots & Coots Special Services, Inc.	Texas	1389	74-2674917
Hell Fighters, Inc.	Texas	1389	76-0481874
IWC Engineering, Inc.	Texas	1389	76-0480900
Boots & Coots Services, Inc.	Delaware	3533	76-0676541
Elmagco, Inc.	Delaware	1389	76-0298293
HWC Limited	Louisiana	3533	72-1205424
Snubco USA, Inc.	Wyoming	3533	26-0539137
Stassco Holdings, Inc.	Wyoming	3533	26-0539181
Stassco Pressure Control, LLC	Wyoming	3533	32-0154211
J.W. Wright, Inc.	Texas	1389	76-0292845

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 22, 2010

PROSPECTUS

Boots & Coots, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Units
__________________

We may offer from time to time our debt securities, common stock, preferred stock, depositary shares, warrants and units. Our subsidiaries may guarantee any non-convertible debt securities offered by this prospectus.

This prospectus describes the general terms of the securities offered by us and the general manner in which we will offer these securities. The specific terms of any securities we offer, including any guarantees by our subsidiaries, will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the NYSE Amex exchange under the trading symbol “WEL.”

Investing in securities involves significant risks.  You should carefully read the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

We may sell these securities to or through underwriters, to other purchasers and/or through agents.  The supplements to this prospectus will specify the names of and arrangements with any underwriters or agents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                                       , 2010

_______________________

_______________________

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of the applicable documents in which such information appears even though this prospectus and any accompanying prospectus supplement is delivered or securities sold at a later date.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Boots & Coots” and to the “Company,” “we,” “us” or “our” are to Boots & Coots, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-13817). Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 filed with the SEC on May 7, 2009, August 10, 2009 and November 9, 2009, respectively;

•	our Current Reports on Form 8-K filed on February 17, 2009, May 13, 2009 and July 2, 2009; and

•
the description of our common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Director, Investor Relations
Boots & Coots, Inc.
7908 N. Sam Houston Parkway W., 5th Floor
Houston, Texas 77064
(281) 931−8884

FORWARD-LOOKING STATEMENTS

Included and incorporated by reference in this prospectus are certain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including statements regarding our future financial position, growth strategy, budgets, projected costs, and plans and objectives of management for future operations.  We use the words “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “budget” and other similar words to identify forward-looking statements. You should read statements that contain these words carefully and should not place undue reliance on these statements. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations or assumptions will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, but are not limited to, the following factors and the other factors described under the caption “Risk Factors” in this prospectus and in our Form 10-K incorporated by reference in this prospectus:

•	competition;

•	changes in economic or political conditions in the markets in which we operate; and

•	the inherent risks associated with our operations, such as equipment defects, malfunctions and natural disasters.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict or control. We do not undertake any obligation to publicly update or revise publicly any forward-looking statements.

The following highlights information about us and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand our business you should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

THE COMPANY

We provide a suite of integrated pressure control and related services to onshore and offshore oil and gas exploration and development companies, principally in North America, South America, North Africa, West Africa, the Middle East and Asia.  Our customers include major and independent oil and gas companies in the U.S. market and major international and foreign national oil and gas producers as well as other oilfield service companies.  Our service lines are organized into three business segments: Pressure Control, Well Intervention and Equipment Services.  Our Pressure Control segment consists of prevention and risk management services designed to reduce the number and severity of critical events such as oil and gas well fires, blowouts or other incidences due to loss of control at the well, and personnel, equipment and emergency services utilized during a critical well event.  We have a long history in the oil and gas industry and are widely recognized for our emergency response services.  Our Well Intervention segment includes services that are designed to enhance production for oil and gas operators and consists primarily of hydraulic workover and snubbing services. Our Equipment Services segment consists primarily of pressure control equipment rentals and services, designed for safer and more efficient production under high pressure situations.

Corporate Information

Boots & Coots is a Delaware corporation incorporated in April 1988. Our principal offices are located at 7908 N. Sam Houston Parkway W., 5th Floor, Houston, Texas 77064, and our telephone number is (281) 931-8884. Our website can be found at www.boots-coots.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the other documents we incorporate by reference. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for one or more of the following purposes:

•	refinance, in whole or in part, existing indebtedness;

•	finance, in whole or in part, the cost of acquisitions;

•	finance capital expenditures and capacity expansion; and/or

•	general corporate purposes and working capital.

Until we apply the proceeds from a sale of securities to their intended purposes, we may invest these proceeds in short-term investments.

The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

We will not receive proceeds from sale of our common stock by selling stockholders except as may otherwise be stated in an applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis. You should read these ratios of earnings to fixed charges in connection with our consolidated and condensed consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Nine Months Ended September 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	3.1	11.5	5.2	6.6	7.6	1.4

The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before income taxes and minority interests plus fixed charges, excluding capitalized interest. Fixed charges consist of interest expense, including capitalized interest, amortization of debt financing costs and an estimate of the interest component of rental expense.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, update or change the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

To the extent the information contained in the applicable prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement.

We may from time to time offer to sell together or separately in one or more offerings:

•
Debt securities consisting of senior notes, subordinated notes, debentures or other evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock;

•	Common stock, $0.00001 par value;

•	Preferred stock, $0.00001 par value, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

•	Depositary shares representing a fraction of a share of a particular series of preferred stock;

•	Warrants to purchase common stock, preferred stock or debt securities, which may be convertible into or exchangeable for common stock, preferred stock and/or debt securities; and

•	Units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the Debt Securities that we may offer from time to time in one or more series. When we offer to sell a particular series of Debt Securities we will provide the specific terms of the series in a prospectus supplement, which may provide information that is different from this prospectus. Accordingly, for a description of the terms of any series of Debt Securities, you must refer to this prospectus, the prospectus supplement relating to that series and the related indenture and note. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the applicable prospectus supplement, indenture and note.

The Debt Securities will either be our Senior Debt Securities or our Subordinated Debt Securities. The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between us and a trustee to be named in the indenture. Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called the “indentures.”

The following description of our Debt Securities is intended as a summary only and is qualified in its entirety by reference to the applicable Senior Indenture, Subordinated Indenture, senior note and subordinated note, copies of which are filed as exhibits to, and incorporated by reference in, the registration statement of which this prospectus forms a part. In the summary below, we have included references to article or section numbers of the applicable indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. The indentures will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, and we refer you to the indentures and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the below summary have the meanings specified in the indentures.

We encourage you to carefully review and consider the complete provisions of the applicable indenture and note before investing in our Debt Securities.

General

The Debt Securities may be senior or subordinated and may be convertible into shares of our common stock or preferred stock.  If specified in the prospectus supplement, our Subsidiary Guarantors will guarantee the non-convertible Debt Securities of a series.  The indentures do not limit the amount of Debt Securities that we may issue and permit us to issue Debt Securities from time to time. The prospectus supplement relating to a particular series of Debt Securities will describe the specific terms of those Debt Securities and the indenture, which may include, without limitation, one or more of the following:

(1)	the designation, aggregate principal amount and authorized denominations of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of any non-convertible Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	the dates on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear or the method for determining the rate, the date interest will begin to accrue, and the interest payment dates for the Debt Securities;

(7)	the places where payments on the Debt Securities will be payable;

(8)
any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option or at the option of the Holders of the Debt Securities and the other detailed terms and provisions of such optional redemption;

(9)	any conversion or exchange features;

(10)	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(11)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(12)	whether the Debt Securities are defeasible;

(13)	any addition to or change in the Events of Default;

(14)
whether the Debt Securities are convertible into our capital stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate, as applicable, or how each will be calculated, and any adjustments thereto and the conversion period;

(15)	any addition to or change in the covenants in the indenture applicable to the Debt Securities; and

(16)	any other terms of the Debt Securities not inconsistent with the provisions of the applicable indenture.

Debt securities may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an Original Issue Discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment of certain of our other indebtedness. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

(1)
the applicability and effect of the subordination provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

(2)
the applicability and effect of the subordination provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

(3)
the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated. The Subordinated Indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the Subordinated Debt Securities, if we become insolvent, Holders of Subordinated Debt Securities may receive less on a proportionate basis than other creditors.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the non-convertible Debt Securities of a series. As of the date of this prospectus, Boots & Coots has no material independent assets or operations apart from the assets and operations of its subsidiaries. Consequently, in the event that we offer non-convertible Debt Securities that are guaranteed by one or more of the Subsidiary Guarantors, we expect that the structure of such Subsidiary Guarantees would qualify for the exception in Rule 3-10 of Regulation S-X and would not require the filing of separate financial statements for each Subsidiary Guarantor. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Maturity, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible Debt Securities of a series, whether for principal of, premium, if any, or interest on the non-convertible Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of non-convertible Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the non-convertible Senior Debt of such Subsidiary Guarantor on the same basis as the non-convertible Subordinated Debt Securities are subordinated to our non-convertible Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the non-convertible Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)
remain in full force and effect until either (a) payment in full of all the applicable non-convertible Debt Securities (or such non-convertible Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the trustee or any Holder, and no other Person acquiring or owning the assets or capital stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Denominations, Exchange and Transfer

The Debt Securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, Debt Securities of each series may be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The security registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series, or of any series and specified tenor, are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Securities of that series, or of that series and specified tenor, as the case may be, during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Securities selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Modification and Waiver

We and the trustee may, without the consent of the Holders of the Debt Securities, enter into one or more supplemental indentures for, among other things, any of the following purposes:

(1)
to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to Holders of Debt Securities;

(1)
to make any changes that would add any additional covenants for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(2)	to add any additional Events of Default;

(3)	to provide for uncertificated notes in addition to or in place of certificated notes;

(4)	to secure the Debt Securities;

(5)	to establish the form or terms of any series of Debt Securities;

(6)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(7)	to cure any ambiguity, defect or inconsistency;

(8)	to add Subsidiary Guarantors; or

(9)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)
modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture as of any date:

(1)
the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date;

(2)
if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable, the principal amount of such Debt Security deemed to be Outstanding as of such date will be the amount determined in the manner prescribed for such Debt Security; and

(3)
the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount determined in such clause).

Certain Debt Securities, including those owned by us or any of our affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by the Holders. If a record date is set for any action to be taken by the Holders of a particular series, only Persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by the Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Events of Default

Except as otherwise set forth in any prospectus supplement relating to any Debt Securities, an Event of Default with respect to the Debt Securities of any series is defined in the indentures as:

(1)
failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)
failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)
failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5)
failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)
any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $10 million;

(7)
any judgment or decree for the payment of money in excess of $10 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)
if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

Any additions, deletions or other changes to the Events of Default which will apply to a series of Debt Securities will be described in the prospectus supplement relating to such Debt Securities.

If an Event of Default (other than an Event of Default with respect to us described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable indenture may declare the principal amount of all the Debt Securities of that series (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) to be due and payable immediately. If an Event of Default with respect to us described in clause (8) above with respect to the Debt Securities of that series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) will automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. At any time after such a declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such declaration.

Under the indentures, the Trustee must give to the Holders of the Debt Securities of any series notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs. However, except in the case of a default in the payment of principal of or any premium or interest on the Debt Securities of any series, or default in the payment of any sinking or purchase fund installment with respect to such Debt Securities, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interests of the Holders of the Debt Securities of such series.

Subject to the provisions of the indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series; provided that such direction does not conflict with any rule of law or the applicable indenture and subject to certain other limitations.

No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the applicable indenture, unless:

(1)	such Holder has previously given the Trustee under the applicable indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)
the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)
the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of and any premium and interest on such Debt Security on or after the applicable due date specified in such Debt Security.

We are required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their best knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults and the nature and status thereof.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)
the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)
an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the Person in whose name such Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of the Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Debt Securities’ register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in the City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in the City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)
the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)
immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all Outstanding Debt Securities of any series issued thereunder (except for certain surviving rights and obligations), when:

(1)	either:

(a)
all Outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)
all Outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in any case we have deposited with the Trustee as trust funds in an amount sufficient to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal and any premium and interest to the date of deposit or to the Stated Maturity or redemption date, as the case may be.

(2)	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the Debt Securities of that series; and

(3)
we have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of the applicable indenture with respect to the Debt Securities of that series have been complied with.

Defeasance and Covenant Defeasance

If the provisions in the applicable indenture relating to defeasance and covenant defeasance are made applicable to the Debt Securities of any series, we may elect either:

(1)
defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the Debt Securities, except for the obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust; or

(2)
covenant defeasance, which means we elect to be released from our obligations with respect to the Debt Securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an Event of Default with respect to the Debt Securities;

in either case upon the irrevocable deposit by us with the applicable Trustee, in trust, of an amount, in currency or currencies or US Government Obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the Debt Securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

(1)
we have delivered to the applicable Trustee an Opinion of Counsel, as specified in the applicable indenture, to the effect that the Holders of the Debt Securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the Opinion of Counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the applicable indenture;

(2)	no Event of Default or any event which after notice or lapse of time or both would be an Event of Default has occurred;

(3)	the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(4)	certain other provisions set forth in the applicable indenture are met; and

(5)	we will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with.

In general, if we elect covenant defeasance with respect to any Debt Securities and payments on those Debt Securities are declared due and payable because of the occurrence of an Event of Default , the amount of money and U.S. Government Obligations on deposit with the applicable Trustee would be sufficient to pay amounts due on those Debt Securities at the time of their Stated Maturity, but may not be sufficient to pay amounts due on those Debt Securities at the time of the acceleration resulting from the Event of Default. In that case, we would remain liable to make payment of the amounts due on the Debt Securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Governing Law

The indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock, preferred stock, certificate of incorporation, by-laws and rights agreement is a summary only and is subject to the complete text of our certificate of incorporation and by-laws and the rights agreement we have entered into with American Stock Transfer & Trust Company, as rights agent, which we have previously filed with the SEC. You should read our certificate of incorporation, by-laws and rights agreement as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. You may request copies of these documents by writing or telephoning us at our address and telephone number shown under the caption “Where You Can Find More Information.” This section also summarizes relevant provisions of the Delaware General Corporation Law. The terms of the Delaware General Corporation Law are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws.

Our authorized capital stock currently consists of 125,000,000 shares of common stock, par value $0.00001 per share, and 5,000,000 shares of preferred stock, par value $0.00001 per share. As of the date of this prospectus, there are approximately 80,066,000 shares of common stock issued and outstanding and approximately 195 stockholders of record of our common stock. No shares of preferred stock are currently outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the candidates standing for election.

Our common stock carries no preemptive or other subscription rights to purchase shares of our stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund. Holders of our common stock will be entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available for the payment of dividends. If we issue preferred stock in the future, payment of dividends to holders of our common stock may be subject to the rights of holders of our preferred stock with respect to payment of preferential dividends, if any.

If we are liquidated, dissolved or wound up, the holders of our common stock will share pro rata in our assets after satisfaction of all of our liabilities and the prior rights of any outstanding class of our preferred stock.

Our common stock is listed on the NYSE Amex exchange under the trading symbol “WEL.”

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue up to five million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by the board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank superior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock.  This description may include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•
whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period and the conversion price or how the conversion price will be calculated, and under what circumstances it may be adjusted;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period and the exchange price or how the exchange price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any rights of first refusal or similar rights.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock.  This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

For purposes of the rights plan described below, our board of directors has designated 1,000,000 shares of preferred stock to constitute Series I Junior Participating Preferred Stock. For a description of the rights plan, please read “—Stockholder Rights Plan.”

Authorized but Unissued Stock

We have 125,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock of which approximately 80,066,000 shares of common stock and no shares of preferred stock were outstanding as of the date of this prospectus. One of the consequences of our authorized but unissued common stock and preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of us. If, in the exercise of its fiduciary obligations, our board of directors determined that a takeover proposal was not in our best interest, the board could authorize the issuance of those shares without stockholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•	effecting an acquisition that might complicate or preclude the takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our certificate of incorporation does not prohibit action by written consent of stockholders in lieu of a meeting. Special meetings of stockholders may be called only by the board of directors, the chairman of the board, or the president.

Amendment of the By-laws

Under Delaware law, the power to adopt, amend or repeal by-laws is conferred upon the stockholders entitled to vote. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its by-laws. Our certificate of incorporation and by-laws grant our board of directors the power to alter and repeal our by-laws at any regular or special meeting of the board on the affirmative vote of a majority of the directors then in office. Our stockholders may also alter or repeal our by-laws by the affirmative vote of not less than 66% of the stockholders entitled to vote.

Removal of Directors

Directors may be removed with cause by a vote of at least 66% of the voting power of our outstanding voting stock. A vacancy on our board of directors may be filled by a vote of a majority of the directors in office even if less than a quorum. A director elected to fill a vacancy not resulting from an increase in the number of directors serves for the remaining term of his predecessor or his earlier death, resignation or removal.

Advance Notice Procedure for Director Nominations and Stockholder Proposals

Our certificate of incorporation and by-laws provide the manner in which stockholders may give notice of business to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal executive office not less than 60 days nor more than 90 days prior to the date of the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the meeting was mailed or public disclosure was made.

The notice must set forth, as to each item to be brought before the annual meeting, a description of the proposal and the reasons for conducting such business at the annual meeting, the name and address, as they appear on our books, of the stockholder proposing the item, the number of shares of each class or series of capital stock beneficially owned by the stockholder, and any material interest of the stockholder in the proposal. A notice with regards to stockholder nominations for the election of directors must contain the name, age, business address and residence of the director nominee, the principal occupation or employment of the director nominee, the number of shares of each class or series of capital stock beneficially owned by the director nominee, and any other information relating to the director nominee that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required by Regulation 14A of the Securities Exchange Act of 1934, as amended.

These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

Stockholder Rights Plan

General

On November 27, 2001, our board of directors issued a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our common stock held of record on that date and approved the further issuance of Rights with respect to all shares of our common stock that are subsequently issued. The Rights were issued subject to a Rights Agreement dated as of November 17, 2001 between us and American Stock Transfer & Trust Company, as rights agent. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series I Junior Participating Preferred Stock, par value $0.00001 (“Series I Stock”), at a price of $5.00 in cash, subject to adjustment. Until the occurrence of certain events described below, the Rights are not exercisable, will be evidenced by the certificates for our common stock and will not be transferable apart from our common stock.

Detachment of Rights; Exercise

The Rights are currently attached to all certificates representing outstanding shares of our common stock and no separate Right certificates have been distributed. The Rights will separate from our common stock and a distribution date (“Distribution Date”) will occur upon the earlier of (1) 10 business days following the public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of our outstanding common stock or (2) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.

The Rights are not exercisable until the Distribution Date. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate certificates alone will thereafter evidence the Rights.

If a person or group were to acquire 15% or more of our common stock, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of shares of our common stock (or, under certain circumstances, the equivalent number of one one-hundredth of a share of Series I Stock) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right.

If we were acquired in a merger or other business combination transaction or more than 50% of our consolidated assets or earning power were sold, proper provision would be made so that each holder of a Right would thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

Antidilution and Other Adjustments

The number of shares (or fractions thereof) of Series I Stock or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution. The number of outstanding Rights and the number of shares (or fractions thereof) of Series I Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock dividend on our common stock payable in our common stock or any subdivision or combination of our common stock occurring, in any such case, prior to the Distribution Date.

Exchange Option

At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of our outstanding common stock and before the acquisition by a person or group of 50% or more of our outstanding common stock, our board of directors may, at its option, issue our common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one share of our common stock (or one one-hundredth of a share of Series I Stock) for each share of our common stock for which each Right is then exercisable, subject to appropriate adjustment.

Redemption of Rights

At any time prior to the first public announcement that a person or group has become the beneficial owner of 15% or more of our outstanding common stock, our board of directors may redeem all but not less than all of the then outstanding rights at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of the board of directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Expiration; Amendment of Rights

The Rights will expire on December 31, 2011, unless earlier extended, redeemed or exchanged. The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, including an amendment to extend the expiration date of the Rights, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the first public announcement that a person or group has become or intends to become the beneficial owner of 15% or more of our outstanding common stock, no such amendment may materially and adversely affect the interests of holders of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without the approval of our board of directors. The Rights should not, however, interfere with any merger or other business combination that is approved by our board of directors.

Limitation of Liability of Officers and Directors

Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for an act or omission not in good faith that constitutes a breach of duty of the director to us or involving intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful stock repurchases or dividends; and

•	an act or omission for which the liability of a director is expressly provided for by an applicable statute.

As a result, neither we nor our stockholders, through stockholders’ derivative suits on our behalf, have the right to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Indemnification Agreements

We have entered into indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or the Delaware General Corporation Law.  The indemnification agreements require us, among other things, to indemnify our officers and directors against certain liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, bylaws and the Delaware General Corporation Law contain certain provisions that could discourage potential takeover attempts and make it more difficult for stockholders to change management or receive a premium for their shares.

Delaware law.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•
an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; and

•	an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

•	the board of directors approves the transaction that made the stockholder an interested stockholder prior to the date of that transaction;

•
after completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•
on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Charter and bylaw provisions. Delaware law permits any Delaware corporation to classify its board of directors into as many as three (3) classes as equally as possible with staggered terms of office. After initial implementation of a classified board, one class will be elected at each annual meeting of the stockholders to serve for a term of one, two or three years (depending upon the number of classes into which directors are classified) or until their successors are elected and take office. Our certificate of incorporation and bylaws provide for a classified board of directors by dividing the board into three (3) classes, with no class having more than one director more than any other class. The stockholders of a Delaware corporation with a classified board of directors may remove a director only “for cause” unless the company’s certificate of incorporation provides otherwise. Our bylaws restrict the removal of a director except “for cause.”

Transfer Agent and Registrar

Our Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company. Its phone number (800) 937-5449.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.

Description of Depositary Shares

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us to be the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share.

           The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. The following summary of the deposit agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the deposit agreement and depositary receipts that may be filed as exhibits to the registration statement in the event we issue depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be payable by such holders.

 Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary will forward to holders of depository receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants.

Each warrant will entitle the holder to purchase the principal amount of debt securities, or the number of shares of preferred stock or common stock, at the exercise price set forth in, or calculable as set forth in, the prospectus supplement.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, which may include:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers.  A prospectus supplement or supplements will describe the terms of the offering of the securities by us, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.  Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to an offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.  Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of these activities at any time.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 5110(h).

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Thompson & Knight LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 appearing in our Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance upon the reports of UHY LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

SEC Registration Fee	$13,950
FINRA Filing Fee	25,500
Fees and Expenses of Legal Counsel	15,000
Accounting Fees and Expenses	15,000
Trustee Fees and Expenses	3,000
Printing Expenses	5,000
Miscellaneous	3,000
Total	$80,450

Item 15. Indemnification of Directors and Officers.

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law (“DGCL”) relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for an act or omission not in good faith that constitutes a breach of duty of the director to us or involving intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit;

•	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

•	an act or omission for which the liability of a director is expressly provided for by an applicable statute.

These provisions do not limit or eliminate our rights or those of any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

Section 145 of the DGCL, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our and our subsidiaries' officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

We have entered into separate indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or the DGCL. The indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
1.1***	Form of Underwriting Agreement.
4.1**	Form of Senior Indenture.
4.2**	Form of Subordinated Indenture.
4.3***	Form of Warrant Agreement.
4.4***	Form of Certificate of Designations for Preferred Stock.
5.1**	Opinion of Thompson & Knight LLP.
5.2*	Opinion of Holland & Hart LLP.
12.1**	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1*	Consent of UHY LLP.
23.2*	Consent of Thompson & Knight LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.3*	Consent of Holland & Hart LLP (included in its opinion filed as Exhibit 5.2 hereto).
24.1**	Power of Attorney (included in Part II as a part of the signature page of the Registration Statement).
25.1****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.
25.2****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.
________________

*	Filed herewith.

**	Previously filed.

***	To be filed by amendment or incorporated by reference herein in connection with the issuance of the securities registered hereby, as appropriate.

****	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately before such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee under each of the Senior Indenture and the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No.1 to this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on January 22, 2010.

BOOTS & COOTS, INC.
By:	/s/ Jerry Winchester
	Name:	Jerry Winchester
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, Amendment No.1 to this  registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jerry Winchester	President, Chief Executive Officer	January 22, 2010
Jerry Winchester	and Director
(Principal Executive Officer)
/s/ Cary Baetz	Chief Financial Officer	January 22, 2010
Cary Baetz	(Principal Financial Officer)

/s/ William Bulcher	Vice President, Controller	January 22, 2010
William Bulcher	(Principal Accounting Officer)

*	Director	January 22, 2010
Robert Stevens Herlin

*	Director	January 22, 2010
E.J. DiPaolo

*	Director	January 22, 2010
W. Richard Anderson

*	Director	January 22, 2010
K. Kirk Krist

*	Director	January 22, 2010
Robert G. Croyle

*	Chairman of the Board	January 22, 2010
Douglas E. Swanson

* By:	/s/ Cary Baetz
Cary Baetz
Attorney-in-Fact

Pursuant to the requirements of the Securities Act, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 of this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Houston, State of Texas on January 22, 2010.

BOOTS & COOTS SERVICES, L.L.C.
BOOTS & COOTS SPECIAL SERVICES, INC.
HELL FIGHTERS, INC.
IWC ENGINEERING, INC.
BOOTS & COOTS SERVICES, INC.
ELMAGCO, INC.
HWC LIMITED
SNUBCO USA, INC.
STASSCO HOLDINGS, INC.
STASSCO PRESSURE CONTROL, LLC
J.W. WRIGHT, INC.

By:	/s/ Jerry Winchester
	Name:	Jerry Winchester
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jerry Winchester	President, Chief Executive Officer	January 22, 2010
Jerry Winchester	(Principal Executive Officer)

and Director*of:
Boots & Coots Services, L.L.C.
Boots & Coots Special Services, Inc.
Hell Fighters, Inc.
IWC Engineering, Inc.
Boots & Coots Services, Inc.
Elmagco, Inc.
HWC Limited
Snubco USA, Inc.
Stassco Holdings, Inc.
Stassco Pressure Control, LLC
J.W. Wright, Inc.

/s/ Cary Baetz	Chief Financial Officer	January 22, 2010
Cary Baetz	(Principal Financial Officer) of:

Boots & Coots Services, L.L.C.
Boots & Coots Special Services, Inc.
Hell Fighters, Inc.
IWC Engineering, Inc.
Boots & Coots Services, Inc.
Elmagco, Inc.
HWC Limited
Snubco USA, Inc.
Stassco Holdings, Inc.
Stassco Pressure Control, LLC
J.W. Wright, Inc.

/s/ Wiliam Bulcher	Director of Stassco Holdings, Inc.	January 22, 2010
William Bulcher	and
Vice President, Controller
(Principal Accounting Officer) of:

Boots & Coots Services, L.L.C.
Boots & Coots Special Services, Inc.
Hell Fighters, Inc.
IWC Engineering, Inc.
Boots & Coots Services, Inc.
Elmagco, Inc.
HWC Limited
Snubco USA, Inc.
Stassco Holdings, Inc.
Stassco Pressure Control, LLC
J.W. Wright, Inc.

/s/ David Piaia	Director of:
David Piaia	Snubco USA, Inc. Stassco Holdings, Inc. Stassco Pressure Control, LLC	January 22, 2010

/s/ Dewitt Edwards	Director of Stassco Holdings, Inc.	January 22, 2010
Dewitt Edwards

*
Jerry Winchester is the sole director of Boots & Coots Services, L.L.C., Boots & Coots Special Services, Inc., Hell Fighters, Inc., IWC Engineering, Inc., Boots & Coots Services, Inc., Elmagco, Inc., HWC Limited and J.W. Wright, Inc.

INDEX TO EXHIBITS

Exhibit Number	Description
1.1***	Form of Underwriting Agreement.
4.1**	Form of Senior Indenture.
4.2**	Form of Subordinated Indenture.
4.3***	Form of Warrant Agreement.
4.4***	Form of Certificate of Designations for Preferred Stock.
5.1**	Opinion of Thompson & Knight LLP.
5.2*	Opinion of Holland & Hart LLP.
12.1**	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1*	Consent of UHY LLP.
23.2*	Consent of Thompson & Knight LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.3*	Consent of Holland & Hart LLP (included in its opinion filed as Exhibit 5.2 hereto).
24.1**	Power of Attorney (included in Part II as a part of the signature page of the Registration Statement).
25.1****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.
25.2****	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.
________________

*	Filed herewith.

**	Previously filed.

***	To be filed by amendment or incorporated by reference herein in connection with the issuance of the securities registered hereby, as appropriate.

****	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.